EVENT TITLE Q416 Earnings Call © 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. March 14, 2017

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. Safe Harbor This presentation includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a "safe harbor" for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding future growth, strategic review of alternatives for our Emissions Control (“EC”) business, amount and timing of production of Refined Coal (“RC”), Tinuum Group, LLC and Tinuum Services, LLC cash flow and ability to make distributions and Tinuum Group’s ability to lease or sell remaining RC facilities; future revenues, expenses, cash flow, liquidity, and other financial and accounting measures; our ability to commercialize EC products and intellectual property; expectations about the timing and amount of future dividend payments; returning value to stockholders; and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes and timing in laws, regulations, IRS interpretations or guidance, accounting rules and any pending court decisions, legal challenges to or repeal of them; changes in prices, economic conditions and market demand; the ability of the RC facilities to produce coal that qualifies for tax credits; the timing, terms and changes in contracts for RC facilities, or failure to lease or sell RC facilities; impact of competition; availability, cost of and demand for alternative tax credit vehicles and other technologies; technical, start-up and operational difficulties; availability of raw materials; loss of key personnel; the value of our products, technologies and intellectual property to customers and strategic investors; intellectual property infringement claims from third parties; the outcome of pending litigation; seasonality and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so. -2-

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -3- 2016 Strategic Priorities ▪ Made very strong progress against nearly all of our strategic priorities that we outlined on the 2015 10-K conference call ▪ Looking ahead, we will continue to focus on obtaining new tax equity investors while further enhancing the profile of the business through the execution of our 2017 strategies

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -4- 2016 Highlights ▪ Distributions from the Refined Coal (“RC”) business exceeded our initial expectations, as Q4’16 was third highest in our history ▪ Tinuum completed leasing 3 RC facilities and selling our RCM6 investment during the year ▪ Tinuum distributions to ADES were $46.2 million for full year 2016 ▪ Future expected aggregate rent payments from RC facilities were $590 million through 2021 as of December 31, 2016 ▪ Expects to close on new lease with existing investor for an additional RC facility by end of first quarter ▪ Emissions Control (“EC”) business continued execution on equipment contracts and commercialization of chemical technologies, while minimizing costs associated with business ▪ Reduced general and administrative operating costs and drove higher positive operating income during the period ▪ Completed significant portion of equipment obligations, recognizing equipment revenues of $46.9 million with remaining total backlog of $49.5 million ▪ Proving business model through numerous tests at various utilities, resulting in $2.1 million and 241% increase in chemical revenues ▪ Increased cash balance by $5.6 million since September 30, 2016 ▪ Paid off Credit Agreement and sold equity investment in RCM6, which eliminated debt and note payable obligations

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.  Financial data highlights: (in thousands) Years ended December 31, 2016 2015 2014 Revenues $ 50,622 $ 62,739 $ 16,923 Cost of revenues, exclusive of depreciation and amortization $ 39,817 $ 47,552 $ 11,620 Other operating expenses $ 26,903 $ 56,987 $ 47,117 Earnings from equity method investments $ 45,584 $ 8,921 $ 42,712 Royalties, related party $ 6,125 $ 10,642 $ 6,410 Other income (expenses), net $ 1,129 $ (7,884) $ (5,625) Income tax (benefit) expense $ (60,938) $ 20 $ 296 Net income (loss) $ 97,678 $ (30,141) $ 1,387  Financial data highlights: (in thousands) As of December 31,2016 2015 Cash and cash equivalents $ 13,208 $ 9,265 Restricted cash, current and long-term $ 13,736 $ 11,708 Deferred tax assets, net $ 61,396 $ — Short-term borrowings and notes payable, related party, current and long-term $ — $ 28,025 -5- Financial Review ▪ Revenues during 2016 were primarily due to completion of EC equipment contracts but also benefited from the growth in chemical sales ▪ Other Operating Expenses ("G&A"), declined by 53% in 2016 compared to 2015 ▪ Earnings from RC equity investments increased substantially year-over-year due to Tinuum Group no longer having material operations of retained RC facilities ▪ Royalties from Tinuum were down primarily as a result of the suspension of operations for certain retained RC facilities ▪ Net income increased, primarily driven by equity income recognition from the RC business (see footnote 7 of the December 31, 2016 Annual Report on Form 10-K), expense reductions due to restructuring and business alignment activities and the deferred tax asset valuation allowance release of $61.4 million ▪ Cash increased principally as a result of distributions from Tinuum and decreased operating costs and the elimination of debt ▪ Deferred tax asset valuation allowance decrease of $72.4 million due to the 2016 utilization of $11.0 million and fourth quarter release of $61.4 million of our previously recorded deferred tax asset valuation allowance

Quarterly Financial Review - 2015 and 2016

Financial data highlights: *(in thousands)*	For the Quarter Ended			
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Revenues	$ 3,604	$ 15,710	$ 8,951	$ 22,357
Cost of revenues, exclusive of operating expenses shown below	3,478	13,259	5,769	17,311
Other operating expenses	5,388	5,364	7,794	8,357
Earnings from equity method investments	15,518	10,735	13,754	5,577
Royalties, related party	2,203	2,064	669	1,189
Other income (expenses), net	1,698	309	(1,852)	974
Income tax (benefit) expense	(61,673)	583	99	53
Net income	$ 75,830	$ 9,612	$ 7,860	$ 4,376

Financial data highlights: *(in thousands)*	For the Quarter Ended			
	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Revenues	$ 13,202	$ 12,885	$ 14,895	$ 21,757
Cost of revenues, exclusive of operating expenses shown below	7,224	10,610	14,003	15,715
Other operating expenses	13,113	12,264	18,670	12,940
Earnings (loss) from equity method investments	3,788	(41)	4,860	314
Royalties, related party	2,876	3,273	2,299	2,194
Other expenses, net	(2,568)	(1,853)	(1,765)	(1,698)
Income tax (benefit) expense	(131)	44	63	44
Net loss	$ (2,908)	$ (8,654)	$ (12,447)	$ (6,132)

- Revenues during the fourth quarter of 2016 were primarily due to completion of EC equipment contracts but also benefited from the growth in chemical sales
- Other Operating Expenses ("G&A") in the fourth quarter declined by 59% year-over-year
- Earnings from RC equity investments tripled during the quarter compared to last year's period due to Tinuum Group no longer having material operations of retained RC facilities
- Royalties from Tinuum were down slightly during the quarter, primarily as a result of the suspension of operations for certain retained RC facilities and the impact of reduced RC royalty tonnage and royalty earnings per ton
- Deferred tax asset valuation allowance decrease of $61.4 million of our previously recorded deferred tax asset valuation allowance in the fourth quarter

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

-6-

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -7- Select Components of Net Income (Loss) Select Components of Net Income (Loss) (In thousands) Years ended December 31, 2016 2015 2014 Consolidated Net Income (Loss) $ 97,678 $ (30,141) $ 1,387 RC Segment Operating income $ 51,264 $ 12,131 $ 42,094 EC Segment Operating income (loss) 7,334 (7,583) (13,348) Segment income 58,598 4,548 28,746 Corporate and other adjustments to reconcile to net income (loss) attributable to ADES 39,080 (34,689) (27,359) Consolidated Net Income (Loss) $ 97,678 $ (30,141) $ 1,387 ▪ Overview of components of the consolidated net income (loss) Select Components of Net Income (Loss) (1) (In thousands) Years ended December 31, 2016 2015 2014 Non-cash items, as disclosed (or derived) on the Consolidated Statements of Cash Flows $ 58,395 $ (9,064) $ (13,676) Restructuring expense, exclusive of stock-based compensation, included in non-cash items above $ (1,136) $ (6,929) $ (2,544) Research and development expense, net $ 648 $ (5,362) $ (1,521) Restatement expense $ (2,005) $ (9,469) $ (6,149) Corporate interest (expense) income, net $ (2,334) $ 24 $ 74 SEC Inquiry expense $ (500) $ — $ — ▪ Select components impacting the consolidated results (1) See Appendix A for additional details

Refined Coal

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -9- RC Facilities Today and Tomorrow POTENTIAL 28 RC facilities (~100 MT/year) 8 RC facilities - installed (29.6 MT/year) 2017 2021RC Facility information as of December 31, 2016 13 RC facilities leased/sold (41.4 MT/year) Operating (1) Not Operating(2) 3 RC facilities - identified (12.3 MT/year) Full-time Operations Roadmap (1) All tonnage based on trailing 12 months (TTM) as of December 31, 2016 based on actual tonnage burned (2) Non operating tonnage is per US Energy Information Administration – TTM ended December 31, 2016 4 RC facilities - unidentified

Refined Coal: Components of Earnings

Components of RC Segment Earnings (In thousands)	Years ended December 31, 2016	2015	2014
RC Segment Revenues			
Tinuum Group	$ 41,650	$ 8,651	$ 43,584
Tinuum Services	4,491	4,838	3,625
RCM6	(557)	(4,568)	(4,497)
Total equity method revenue	45,584	8,921	42,712
Consulting	—	55	665
Royalties, related party	6,125	10,642	6,410
Total RC Segment Revenues	$ 51,709	$ 19,618	$ 49,787
RC Segment Operating Income	$ 51,264	$ 12,131	$ 42,094
Significant components of RC segment expenses and other income:			
453A interest	$ 2,490	$ 4,639	$ 3,371
RCM6 note payable interest expense, related party	$ 263	$ 2,468	$ 2,245
RCM6 gain on sale	$ 2,078	$ —	$ —

- Earnings from RC equity investments increased substantially year-over-year due to Tinuum Group no longer having material operations of retained RC facilities
- Royalties from Tinuum were down primarily as a result of the suspension of operations for certain retained RC facilities recorded deferred tax asset valuation allowance

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.
-10-

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -11- Operating Tons: Invested vs. Retained Note: Numbers within bar graph and the "Count" row within the tables represent the number of facilities per category as of the end of each quarter presented. (1) Tonnage information is based upon RC production for the three and twelve months ended December 31, 2016 (in thousands) 16 14 12 10 8 6 4 2 0 To nn ag e( MM ) Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Three Months Ended December 31, 2016 Invested Retained QTD - Total Year ended December 31, 2016 Invested Retained YTD - Total Tonnage (1) 10,068 15 10,083 Tonnage (1) 41,628 890 42,518 Count (#) 13 — 13 Count (#) 13 — 13 3 3 9 9 10 12 11 12 12 12 13 13 4 6 5 7 5 5 5 0 13 13

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -12- Operating Tons: Royalty vs. Non-Royalty Note: Numbers within bar graph and the "Count" row represent the number of facilities per category that operated during each period presented. (1) Tonnage information is based upon RC production for the three and twelve months ended December 31, 2016 (in thousands) (2) Counts are based upon the number of facilities of which a royalty has been earned during the period 16 14 12 10 8 6 4 2 0 To nn ag e( MM ) Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Three Months Ended December 31, 2016 Operating Tons QTD - Total Year ended December 31, 2016 Operating Tons YTD - Total Royalty Non-Royalty Royalty Non-Royalty Tonnage(1) 4,014 6,069 10,083 Tonnage(1) 16,172 26,346 42,518 Count (#) (2) 7 6 13 Count (#) (2) 8 7 15 3 9 9 10 11 8 6 8 7 5 6 4 6 6 10 11 9 10 8 7 7 6 7 6

Future Rent Payments – Tinuum Group Invested Facilities

- As of December 31, 2016, remaining payments to all Tinuum Group members from Tinuum Group's current RC facilities leased or sold to tax equity investors are expected to be an aggregate of ~$590 million from 2017 through 2021; assuming no modifications of contracts, delay in anticipated payments, non-renewals or early terminations
- Under those same assumptions, after applicable deductions related to Tinuum Group operating and general and administrative expenses, and taking ADES' 42.5% interest in those distributions, ADES's expected distributions would be roughly $10 million - $12 million per quarter on average
- The projections are based on the following four key assumptions: 1) Tinuum Group continues to not operate retained facilities; 2) Tinuum Group does not have material CapEx or unusual operating expenses; 3) tax equity lease renewals are not modified; 4) coal-fired generation remains consistent
- Rollforward of Tinuum Group Expected Payment from September 30, 2016:

Tinuum Group Expected Payments *Rollforward (in millions)*		
Balance, September 30, 2016	$	648
Rent payments		(32)
Changes in estimates [(1)]		(26)
	$	590

Tinuum Group Expected Payments *as of December 31, 2016* *(in millions)*		
2017	$	116
2018		130
2019		134
2020		123
2021 and thereafter		87
	$	590

Note: ADES receives 42.5% of these amounts, after applicable deductions related to Tinuum Group operating, general and administrative and Class B preferred return expenses

[(1)] Change in estimated payments due to change in dispatch from coal to natural gas for a single unit at one utility

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

-13-

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -14- Non-Operating Tons(4): Potential Future Tonnage to Tinuum Group Note: Numbers within bar graph represent the number of facilities per category as of the end of each quarter presented. (1) Based on actual tonnage produced (2) Tonnage information is based upon RC production for the three and twelve months ended December 31, 2016 (in thousands) (3) Unidentified facilities potential tonnage is estimated to be 4 million per facility on an annual basis (4) Non-operating tonnage is per US Energy Information Administration - TTM ended December 31, 2016 (in thousands) 16 14 12 10 8 6 4 2 0 To nn ag e( MM ) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Three Months Ended December 31, 2016 Non-Operating QTD - Total Identified Unidentified Construction Installed Tonnage(2) (3) 3,103 4,000 — 7,371 14,474 Count (#) 3 4 — 8 15 9 1 6 5 5 3 3 5 5 1 9 3 10 3 (1)(1)(1) (1)(1) (1) Year ended December 31, 2016 Non-Operating YTD - Total Identified Unidentified Construction Installed Tonnage(2) (3) 12,343 13,000 — 31,688 57,031 Count (#) 3 4 — 8 15 3 2 4 3 8 (1) 4 3 8 (1)

Emissions Control

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -16- Emissions Control: Transformation ▪ Narrowed focus on recurring, repeatable business backed by strong technology and know-how Prior Focus: Broad & Bulky Large Equipment Sales One-Time Purchases Capital Intensive Low Margin 2017 Forward: Lean & Focused Consumable Chemicals Recurring Revenue Model Patented Technologies High Margin

Emissions Control: Chemicals Opportunity

- U.S. coal fired power utilities continue to pursue low cost mercury control solutions to ensure long-term viability
- Patented chemical technologies provide a cost effective alternative to other halogen-based chemicals used to enhance mercury removal and reduce mercury emissions
  - Typical annual recurring deal size ranges between $0.2 million to $0.4 million per unit
- During 2017, we expect to increase our existing chemical technology revenues through increased ongoing sales to existing customers and customer conversions from field testing to recurring sales



# of Field Tests
58%
Y-o-Y
Growth
2015A
2016A
2017E



~$100M
ADA Chemical Revenue
Total Chemical Market (1)
2016A



~$100M
ADA Chemical Revenue
Total Chemical Market (1)
2017E

(1) *Total Chemical Market estimated annual revenues based on the Company's internal estimates from current products for the mercury control consumables market*

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

-17-

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -18- Emissions Control: Future Focus ▪ We also plan to perform assessments requiring minimal capital related to technology and commercial feasibility related to multiple potential complimentary products to our existing mercury control chemical technologies ▪ Evaluate dynamic and fragmented fossil fuel power market in the U.S. or the broader energy market to potentially provide partnership or M&A opportunities aligned with the following criteria: ▪ EBITDA positive ▪ Enable tax asset monetization ▪ Revenue and expense synergies ▪ Disciplined approach to ensure accretive shareholder value is provided

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -19- Emissions Control: Components of Earnings Components of EC Segment Earnings (In thousands) Years ended December 31, 2016 2015 2014 EC Segment Revenues Equipment sales $ 46,949 $ 60,099 $ 12,044 Chemicals 3,025 888 391 Consulting services 648 1,697 3,823 Total EC Segment Revenues $ 50,622 $ 62,684 $ 16,258 EC Segment Operating Income (Loss) $ 7,334 $ (7,583) $ (13,348) Significant components of EC segment expenses and other income: Equipment cost of revenue, exclusive of D&A $ 37,741 $ 45,433 $ 9,277 Chemical cost of revenue, exclusive of D&A $ 1,700 $ 601 $ 140 Consulting services cost of revenue, exclusive of D&A $ 376 $ 1,518 $ 2,203 Payroll and benefits $ 2,896 $ 9,853 $ 8,147 Legal and professional fees $ 76 $ 2,677 $ 78 Research and development expense, net $ (648) $ 5,362 $ 1,521 Impairment of cost method investment $ 1,760 $ — $ — DSI business owner gain on settlement $ (869) $ — $ — Lease termination gain $ (900) $ — $ —

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -20- Corporate and Other: Summary Adjustments to reconcile to net loss attributable to ADES (In thousands) Years ended December 31, 2016 2015 2014 RC segment operating income $ 51,264 $ 12,131 $ 42,094 EC segment operating income (loss) 7,334 (7,583) (13,348) Total reported segment operating income 58,598 4,548 28,746 Adjustments to reconcile to net income (loss) attributable to the Company Corporate payroll and benefits (9,415) (14,842) (12,621) Corporate rent and occupancy (1,187) (707) (694) Corporate legal and professional fees (8,230) (15,199) (9,514) Corporate general and administrative (3,811) (3,640) (3,980) Corporate depreciation and amortization (608) (578) (354) Corporate interest (expense) income, net (1) (2,334) 24 74 Other income (expense), net 3,727 273 26 Income tax benefit (expense) 60,938 (20) (296) Net income (loss) $ 97,678 $ (30,141) $ 1,387 ▪ Reduction in corporate payroll and benefits in connection with restructuring actions taken during the latter half of 2015 and during the second and third quarters of 2016; included within these costs are payroll related restructuring charges of $0.6 million and $1.9 million during the years ended December 31, 2016 and 2015, respectively ▪ Legal and professional fees decreased, most significantly due to the completion of the most material aspects of the Restatement process during the first quarter of 2016; Restatement expenses were $2.0 million and $9.5 million during the years ended December 31, 2016 and 2015, respectively ▪ During the second quarter of 2016, the Company reached an agreement in principle for the SEC Inquiry. The Company recorded an accrual of $0.5 million related to the SEC Inquiry ▪ Other income (expense), net increased, most significantly due to the revision of the estimated litigation settlement and royalty indemnity expense by $3.5 million during the year ended December 31, 2016 (1) The Credit Agreement, discussed in Note 14 of the Consolidated Financial Statements included in the 2016 Form 10-K filing was paid off on June 30, 2016

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -21- Corporate and EC Expected Cost Basis (In thousands) Years ended December 31, 2014 2015 2016 Estimated 2017 Low End of Range (1) Estimated 2017 High End of Range (1) Payroll and benefits $ 20,767 $ 23,589 $ 12,390 Rent and occupancy 2,468 3,309 2,168 Legal and professional fees 14,430 16,604 8,293 General and administrative 6,066 6,104 3,721 Research and development, net 1,521 5,362 (648) Depreciation and amortization 1,865 2,019 979 Total expected cost basis $ 47,117 $ 56,987 $ 26,903 $ 15,000 $ 17,000 Less: non-cash expenses Share-based compensation expense (4,712) (6,879) (2,868) Depreciation and amortization (1,865) (2,019) (979) Total cash based expected cost basis $ 40,540 $ 48,089 $ 23,056 $ 13,000 $ 15,000 ▪ Reduction in EC and corporate payroll and benefits in connection with restructuring actions taken during the latter half of 2015 and during the first and second quarters of 2016; included within these costs are payroll related restructuring charges of $1.6 million and $10.4 million during the years ended December 31, 2016 and 2015, respectively ▪ Legal and professional fees decreased, most significantly due to the completion of the most material aspects of the Restatement process during the first half of 2016; Restatement expenses were $2.0 million and $9.5 million during the years ended December 31, 2016 and 2015, respectively ▪ 2017 range estimated based upon full year realization of prior period expense reductions and reorganization of workforce (1) Estimated 2017 range does not include one-time expenses that could be incurred.

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -22- Tinuum Group and ADES: Cash Flow Cash Flow Update (In thousands) Years ended December 31, 2016 2015 2014 Tinuum Group Tinuum Group cash, beginning of year $ 6,183 $ 3,870 $ 11,663 Cash provided by (used in): Operating activities 79,723 37,750 83,633 Investing activities (2,846) (30,061) (9,789) Financing activities (72,163) (5,376) (81,637) Net change in cash 4,714 2,313 (7,793) Tinuum Group cash, end of year $ 10,897 $ 6,183 $ 3,870 Distributions to ADES $ 46,150 $ 13,670 $ 46,093 ADES Cash and cash equivalents and restricted cash, beginning of year $ 20,973 $ 36,479 $ 45,557 Cash provided by (used in): Operating activities (18,257) (29,869) (40,161) Investing activities 39,899 4,334 32,648 Financing activities (15,671) 10,029 (1,565) Net change in cash and cash equivalents and restricted cash 5,971 (15,506) (9,078) Cash and cash equivalents and restricted cash, end of year $ 26,944 $ 20,973 $ 36,479 ▪ Cash and cash equivalents balance increased from $9.3 million as of December 31, 2015 to $13.2 million as of December 31, 2016 ▪ Increase primarily due to distributions from Tinuum of $46.2 million and the release of restricted cash for equipment contracts ▪ Offset by debt service payments on our Credit Agreement and notes payable, fees incurred to extend the maturity of our Credit Agreement, the payoff of our Credit Agreement on June 30, 2016, delivering on our existing contracts and customer commitments and continued professional fees related to our Restatement activities and becoming current with our 2015 regulatory filings Note: ADES owns 42.5% of Tinuum Group and accounts for its investment under the equity method of accounting

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -23- 2017 Priorities ▪ Increase number of RC facilities with tax equity investors ▪ Complete remaining EC equipment businesses using more asset light business model, on time and on schedule ▪ Capture increased share of the $100 million chemical technologies opportunity ▪ Further evaluate commercial feasibility of other complementary patented technologies to expand our market opportunities ▪ Evaluate dynamic and fragmented fossil fuel power market in the U.S. or the broader energy market to potentially provide partnership or M&A opportunities ▪ Distribution of value to stockholders in the form of an expected recurring quarterly dividend of $0.25 per share, expected to commence in the 2nd quarter of 2017 upon declaration by our Board. Potential M&A Criteria Revenue Synergies Positive EBITDA Expense Synergies Accretive

Appendix

Appendix A: Supplemental Disclosure ADES Select Cash and Non-cash Components of the years ended December 31, 2016, 2015 and 2014 Net Income (Loss)

(in thousands)	Years Ended December 31,					
	Ref.	2016	Ref.	2015		2014
Net Income (Loss)	(1)	$ 97,678	(1)	$ (30,141)	(1)	$ 1,387
RC segment operating income	(2)	51,264	(2)	12,131	(2)	42,094
EC Segment income (loss)	(2)	7,334	(2)	(7,583)	(2)	(13,348)
	(2)	58,598	(2)	4,548	(2)	28,746
Corporate and other adjustments to reconcile to net income (loss) attributable to ADES	(2)	39,080	(2)	(34,689)	(2)	(27,359)
Total of Select Components of Net Income (Loss)	(2)	97,678	(2)	(30,141)	(2)	1,387
Non-Cash Items:						
Deferred tax asset valuation allowance	(3)	61,396	(3)	—	(3)	—
Depreciation and Amortization	(3)	(979)	(3)	(2,019)	(3)	(1,865)
Amortization of debt discount/issuance costs	(3)	(1,152)	(3)	(987)	(3)	(100)
Debt prepayment penalty	(3)	(228)	(3)	—	(3)	—
Gain on settlement of note payable, licensed technology and sales type lease	(3)	1,910	(3)	—	(3)	—
Impairment of property, equipment, inventory and intangibles	(3)	(520)	(3)	(2,087)	(3)	(355)
Provision for bad debt expense and note receivable	(3)	(13)	(3)	(633)	(3)	(500)
Interest Costs Added to Principal Balance of Notes Payable	(3)	—	(3)	(923)	(3)	(1,124)
Share-Based Compensation Expense	(3)	(2,868)	(3)	(6,879)	(3)	(4,712)
Non-cash portion of earnings from equity method investments	(6)	566	(6)	4,749	(6)	(3,381)
Gain on sale of equity method investment	(3)	2,078	(3)	—	(3)	—
Impairment of cost method investment	(3)	(1,760)	(3)	—	(3)	—
Other	(3)	(35)	(3)	(285)	(3)	(1,639)
Total Non-Cash Items		58,395		(9,064)		(13,676)
Significant Cash Items:						
Restructuring Expenses (net of non-cash charges)	(4)	(1,559)	(4)	(10,360)	(4)	(3,503)
Less non-cash Share Based Compensation	(4)	423	(4)	3,431	(4)	959
Restructuring Expenses--Cash		(1,136)		(6,929)		(2,544)
Research and Development Expenses (excluding non-cash impairment charges)	(1)	648	(1)	(5,362)	(1)	(1,521)
Restatement Expenses	(5)	2,005	(5)	9,469	(5)	6,149

Footnotes :

(1) Agrees to ADES Consolidated Statement of Operations in the 2016 Form 10-K filing
(2) Agrees to ADES Note 17 in the 2016 Form 10-K filing
(3) Agrees to or totaled from ADES Consolidated Statement of Cash Flows in the 2016 Form 10-K filing
(4) Agrees to ADES Note 2 in the 2016 Form 10-K filing
(5) Agrees to ADES "Management Discussion and Analysis" in Item 7 in the 2016 Form 10-K filing
(6) Derived from ADES Note 7 in the 2016 Form 10-K filing

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

-25-

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -26- Appendix B: 10-K Balance Sheet(1) (1) See complete, Consolidated Financial Statements and Notes related thereto within the Annual Report on Form 10-K for the year ended December 31, 2016. As of December 31, (in thousands, except share data) 2016 2015 ASSETS Current assets: Cash and cash equivalents $ 13,208 $ 9,265 Restricted cash 13,736 728 Receivables, net 8,648 8,361 Receivables, related parties, net 1,934 1,918 Costs in excess of billings on uncompleted contracts 25 2,137 Prepaid expenses and other assets 1,357 2,306 Total current assets 38,908 24,715 Restricted cash, long-term — 10,980 Property and equipment, net of accumulated depreciation of $2,920 and $4,557 735 2,040 Investment securities, restricted, long-term — 336 Cost method investment 1,016 2,776 Equity method investments 3,959 17,232 Deferred tax assets 61,396 — Other assets 1,282 2,696 Total Assets $ 107,296 $ 60,775 LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT) Current liabilities: Accounts payable $ 1,920 $ 6,174 Accrued payroll and related liabilities 2,121 5,800 Current portion of notes payable, related parties — 1,837 Billings in excess of costs on uncompleted contracts 4,947 9,708 Short-term borrowings, net of discount and deferred loan costs, related party — 12,676 Legal settlements and accruals 10,706 6,502 Other current liabilities 4,017 7,395 Total current liabilities 23,711 50,092 Long-term portion of notes payable, related parties — 13,512 Legal settlements and accruals, long-term 5,382 13,797 Other long-term liabilities 2,038 8,352 Total Liabilities 31,131 85,753 Commitments and contingencies (Note 14) Stockholders’ equity (deficit): Preferred stock: par value of $.001 per share, 50,000,000 shares authorized, none outstanding — — Common stock: par value of $.001 per share, 100,000,000 shares authorized, 22,322,022 and 21,943,872 shares issued and 22,024,675 and 21,809,164 shares outstanding at December 31, 2016 and 2015, respectively 22 22 Additional paid-in capital 119,494 116,029 Accumulated deficit (43,351) (141,029) Total stockholders’ equity (deficit) 76,165 (24,978) Total Liabilities and Stockholders’ Equity (Deficit) $ 107,296 $ 60,775

Appendix C: 10-K Income Statement(1)

(in thousands, except per share data)	Years Ended December 31, 2016	2015	2014
Revenues:			
Equipment sales	$ 46,949	$ 60,099	$ 12,044
Chemicals	3,025	888	391
Consulting services and other	648	1,752	4,488
Total revenues	50,622	62,739	16,923
Operating expenses:			
Equipment sales cost of revenue, exclusive of depreciation and amortization	37,741	45,433	9,277
Chemicals cost of revenue, exclusive of depreciation and amortization	1,700	601	140
Consulting services and other cost of revenue, exclusive of depreciation and amortization	376	1,518	2,203
Payroll and benefits	12,390	23,589	20,767
Rent and occupancy	2,168	3,309	2,468
Legal and professional fees	8,293	16,604	14,430
General and administrative	3,721	6,104	6,066
Research and development, net	(648)	5,362	1,521
Depreciation and amortization	979	2,019	1,865
Total operating expenses	66,720	104,539	58,737
Operating loss	(16,098)	(41,800)	(41,814)
Other income (expense):			
Earnings from equity method investments	45,584	8,921	42,712
Royalties, related party	6,125	10,642	6,410
Interest income	268	24	74
Interest expense	(5,066)	(8,402)	(5,725)
Litigation settlement and royalty indemnity expense, net	3,464	—	—
Other	2,463	494	26
Total other income	52,838	11,679	43,497
Income (loss) before income tax expense	36,740	(30,121)	1,683
Income tax (benefit) expense	(60,938)	20	296
Net income (loss)	$ 97,678	$ (30,141)	$ 1,387
Earnings (loss) per common share (Note 1):			
Basic	$ 4.40	$ (1.37)	$ 0.06
Diluted	$ 4.34	$ (1.37)	$ 0.06
Weighted-average number of common shares outstanding:			
Basic	21,931	21,773	21,554
Diluted	22,234	21,773	22,079

(1) See complete, Consolidated Financial Statements and Notes related thereto within the Annual Report on Form 10-K for the year ended December 31, 2016.

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

-27-

Appendix D: 10-K Cash Flow(1)

(in thousands)	Years Ended December 31, 2016	2015	2014
Cash flows from operating activities			
Net income (loss)	$ 97,678	$ (30,141)	$ 1,387
Adjustments to reconcile net income (loss) to net cash used in operating activities:			
Deferred tax benefit	(61,396)	—	—
Depreciation and amortization	979	2,019	1,865
Amortization of debt issuance costs	1,152	987	100
Debt prepayment penalty	228	—	—
Impairment of property, equipment, inventory and intangibles	520	2,087	355
Provision for bad debt expense and note receivable	13	633	500
Interest costs added to principal balance of notes payable	—	923	1,124
Consulting expense financed through note payable	—	—	1,600
Share-based compensation expense	2,868	7,204	4,712
Clawback of equity awards	—	(325)	—
Earnings from equity method investments	(45,584)	(8,921)	(42,712)
Gain on sale of equity method investment	(2,078)	—	—
Impairment of cost method investment	1,760	—	—
Gain on settlement of note payable, licensed technology, and sales-type lease	(1,910)	—	—
Other non-cash items, net	35	285	39
Changes in operating assets and liabilities, net of effects of acquired businesses:			
Receivables	(301)	8,361	(3,651)
Related party receivables	(16)	(479)	(809)
Prepaid expenses and other assets	1,195	(107)	(1,877)
Costs incurred on uncompleted contracts	29,623	6,492	(56,606)
Other long-term assets	961	205	(47)
Accounts payable	(4,254)	(1,340)	2,328
Accrued payroll and related liabilities	(2,887)	(102)	686
Other current liabilities	(3,105)	(812)	(672)
Billings on uncompleted contracts	(32,272)	(15,186)	55,621
Advance deposit, related party	(2,980)	(3,544)	(2,135)
Other long-term liabilities	(2,175)	595	144
Legal settlements and accruals	(4,211)	(3,722)	(4,622)
Distributions from equity method investees, return on investment	7,900	5,019	2,509
Net cash used in operating activities	(18,257)	(29,869)	(40,161)

(1) See complete, Consolidated Financial Statements and Notes related thereto within the Annual Report on Form 10-K for the year ended December 31, 2016.

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary.

-28-

© 2017 Advanced Emissions Solutions, Inc. All rights reserved. Confidential and Proprietary. -29- Appendix D: 10-K Cash Flow(1) (1) See complete, Consolidated Financial Statements and Notes related thereto within the Annual Report on Form 10-K for the year ended December 31, 2016. Years Ended Years Ended December 31, (in thousands) 2016 2015 2014 Cash flows from investing activities Distributions from equity method investees in excess of cumulative earnings 38,250 8,651 43,584 Purchase of investment securities — — (105) Maturity of investment securities — — 210 Maturity of investment securities, restricted 336 — 403 Acquisition of property and equipment (289) (507) (1,563) Proceeds from sale of property and equipment 52 942 26 Advance on note receivable — (500) (500) Acquisition of business — (2,124) — Purchase of cost method investment — — (2,776) Purchase of and contributions to equity method investee (223) (2,128) (6,631) Proceeds from sale of equity method investment 1,773 — — Net cash provided by investing activities 39,899 4,334 32,648 Cash flows from financing activities Short-term borrowings — 13,539 — Repayments on short-term borrowings (13,250) (1,750) — Repayments on notes payable, related party (1,246) (1,484) (238) Loan costs and amendment fees (751) — (70) Debt prepayment penalty (228) — — Proceeds received upon exercise of stock options — — 243 Repurchase of shares to satisfy tax withholdings (196) (276) (1,500) Net cash (used in) provided by financing activities (15,671) 10,029 (1,565) Increase (Decrease) in Cash and Cash Equivalents and Restricted Cash 5,971 (15,506) (9,078) Cash and Cash Equivalents and Restricted Cash, beginning of year 20,973 36,479 $ 45,557 Cash and Cash Equivalents and Restricted Cash, end of year $ 26,944 $ 20,973 $ 36,479